Exhibit 99.2

Company Name: Tidewater Inc. (TDW)

Event: Cowen and Company 4th Annual Ultimate Energy Conference

Date: December 3, 2014

<<J.B. Lowe, Analyst, Cowen and Company>>

Okay. Let’s move on to – next up we have Tidewater. And from Tidewater we have Mr. Jeff Platt, CEO; and Joe Bennett, the Chief Investor Relations Officer. Jeff has been the CEO. He joined Tidewater in 1996 and in 2010 was promoted to Chief Operating Officer. And Joe joined in 1990, and became the Chief IR Officer in 2005.

So first up I’ll bring it over to Jeff, and then we’ll move on to Joe afterward.

<<Jeffery M. Platt, President, Chief Executive Officer and Director>>

Okay. Good morning, everybody. I appreciate your interest Tidewater. We’ll walk through this pretty quick, and then Joe will finish it back up. As we talk about it, we have to satisfy the lawyers. This is our Safe Harbor statement. Get past that. Key takeaways today: consistent with Tidewater is our best-in-class with safety and compliance.

Safety has been in the forefront of Tidewater going back many years before others kind of jumped on that bandwagon. Compliance – today, when you look at Tidewater, where we operate globally, compliance is right up there with safety. Our customers require it. We are a U.S. company, and again, we think our practices and what we provide in our compliance issues are, again, best-in-class.

Today we’ve got the largest new OSV fleet in the industry, operating in over 50 countries; an employee workforce of about 9,000 employees worldwide. That incorporates – about 80 different nationalities make up the Tidewater workforce.

Take a quick look at how we’ve done through cycles. Solid earnings and returns on a through-cycle basis. Certainly we’re in probably the midst of at least a little bit of a downturn right now. But overall, when you look at what Tidewater has done, pretty admirable for the industry that we’re in.

We still believe offshore is and will continue to be relevant. International E&P spending, we think will be modestly up. We’re certainly waiting on Jim’s review of what the spend will be, in anticipation of that, like everyone else, to see what Jim’s come up with. But overall we still think offshore will continue to be a major portion of the E&P spending going forward.

And then where we are today, we find ourselves, I think, in a very good position. If in fact this downturn is longer or shorter. Our balance sheet is in good shape. We like our debt that we have. It’s relatively long-term, low interest on it. And again, even before this bit of downturn, we have really completed or are coming to the tail end of our capital reinvestment in the fleet.

We’ve invested a little over $5 billion in the last 10 years, and today it’s generating or has presented us with a fleet. We’re very happy with the attributes of the fleet. And we’re winding down on that major capital expense as we move forward. Joe has a couple of slides that kind of dimension that for you.

Safety record for us is first and foremost. Again, safety is our number one priority. Some of the things that we do to accomplish that Stop Work Obligation is something we instituted at Tidewater, probably going back about six, seven years ago, where people not only have the obligation, but they have the authority when they see an operation that is unsafe, or if they’re unsure what their participation is, call a time out, make sure everybody resets so we don’t do damage to personnel, to property, or to the environment.

And we put our money where our mouth is. 25% of my compensation, senior management’s – the whole way down through the organization is tied to our safety performance. It has been for some time. We use the snake as sort of the symbol of how we approach safety. The snake can be very dangerous. If you handle it properly and keep proper attention, you can keep it at bay. If you let it go for one instant, it can turn and bite you, much like the operations offshore in our business.

And again, looking at Tidewater versus some other companies, several which are clients of ours, big clients, you can see that overall the safety trend is down, which is good for the industry. And again, we look at safety, and Tidewater’s position is certainly market-leading in that vein.

The single biggest barometer of the health of our industry is the overall working offshore rig count. This goes back to 2004 up into present day. And again, you can see the downturn in 2008, the financial downturn. The jackup market really took it on the chin; the deepwater and the floaters, in effect, kept going up nicely.

Where we find ourselves today is a working offshore rig count somewhere around 720 rigs. It’s been above 700 for the last year, so it’s been relatively stable and ticking upward. And again, we see that as the main driver for our business. One thing I do want to tell you is not all of our work comes and is tied to a drilling rig. In fact, when you look at our revenue generation, it’s about 60% tied to rigs; about 40% to production, construction and other activities that are non-rig directly related. So it’s about a 60%/40% split, when you look at that.

Taking a look at a couple of these segments off that previous graph, you can see the July 2008, which was the previous peak right before the financial crisis, a little over 600 rigs working. There were about 2,000 OSVs in the global population. You looked at the backlog of 736 of OSVs under construction. That gave us sort of a OSV to rig ratio of a 3.37. You can see January 2011, which was the trough on that previous chart. The same metrics or the same ratios gave us about a 4.83 on a macro basis. That’s not a good market for us, typically. Where we find ourselves today is about 720 rigs that I mentioned before. We’ve got about 240 rigs under construction.

OSV population is a little over 3,200 with 470 vessels under construction. If you do the math, that’s about a 4.5. What we really think, though, is of the 3,200 OSVs in the population, that’s counting about 700 – a little over 750 OSVs that are greater than 25 years old. Many, if not most of those, have been pushed out and will continue to be pushed out.

The 470 OSVs under construction, too – I’ll make a note, there’s at least a number of those – a lot in the Far East that there some question as to whether they really will be delivered or not. A lot of it makes up some of that are speculators, and I think there’s going to be a number that are going to languish in Chinese shipyards and really won’t come into the market moving forward. So that 470, I think, is potentially a bit overstated, too.

You kind of run the numbers, and doing, what we think will happen, of course, as this whole downturn or downdraft unfolds, we do believe that that 720 will at least stay stable, and if we can have some moderate incremental growth there. And again, talked about the 750-odd OSVs greater than 25 years. That’s really not competing with us today. We’re not losing work to old vessels. That’s not who our clients want to employ.

And again, with that 470 delivered, I don’t know that it’s going to be the full 470. I think we should actually see that the vessel to rig ratio come down, which hopefully will support us through the next couple of years.

Now, if you look at the OSV fleet worldwide, again, this just kind of breaks it out, a histogram of when vessels were constructed. And you can see all of those to the red: that’s that 700 that are 25 years or greater. Those effectively have, in effect, left the marketplace.

And looking at Tidewater’s fleet, again, you can see what we’ve talked about when I talked about earlier that $5 billion-plus reinvestment in recent time that has come up with the fleet that we have today. Again, that’s a good mix of deepwater and shelf. We’ve got about 240-some vessels today with an average life of under seven years. So we think, again, we’re positioned well.

We had come through the major recapitalization and reinvestment of our fleet. That was planned to end up this year. That was before the downturn that we’re in right now, or the potential downturn that we’re in. So we’ve all the heavy lifting done on the investment. It puts the fleet in good shape going forward. And again, our capital spend program over the next couple of years will come down considerably from where it has been.

When you drill into the numbers, again, that’s 242 of the new vessels, again, under that seven years average age. And then when you look at the active fleet, there’s 18 traditional vessels that will be phased out over the next couple of two years. Those are on legacy contracts. Of that 18, there’s only seven that are OSVs.

So really what that means is there’s some tugs and some crew boats that will be pushed out to make up that 18, but they really don’t move the needle either on a revenue or a profit side at all today. So it’s the new fleet that has carried us, and we like where we’re positioned today.

Additionally, we’ve got about 30 ships that are under construction that we will take delivery over the next 18 to 24 months as the end of that fleet reinvestment plan. Those will join the new fleet and again that will add to the attributes of the fleet.

If you look at where Tidewater is today, and, again, this is just looking at OSVs, this is taking out tugs, and crew boats, and other miscellaneous boats and just looking at the core business, the OSVs, Tidewater – we’re the largest at 213 today. The number one competitor is 189 going on down.

What I’d say from this slide, again, it is a fairly fragmented industry. I think if we consolidated with the top five, I think, total, we would have maybe a 25% market share. So at the end of the day – first off, I don’t think that consolidation of five is going to happen. But again it is a consolidated market nonetheless.

And with that I’ll turn it over to Joe. Joe?

<<Joseph M. Bennett, Executive Vice President and Chief Investor Relations Officer>>

Thanks, Jeff. A real pleasure to be here. J.B., thanks again for the invite. I’ll take everybody through a bit of an operational and financial update on the Company. You know, we leadoff with our boots on the ground. We’re very proud of this. These are our locations around the globe. This is where Tidewater people, not agents, but Tidewater people are employed and have been for an extended period of time, for decades.

The international arena that accounts for about 90% of our business is nothing new to us. This Company has been around for almost 60 years, and we’ve been international for almost all of those 60 years. So I’ll walk through – we report in four distinct geographic segments. So the first and the largest is sub-Saharan Africa and Europe, where almost 50% of our fleet count and pretty similar to revenue generation takes place. The vast majority of that is in sub-Saharan Africa. We do have a North Sea fleet.

We did an acquisition last year of a Norwegian firm, and we have eight to ten Coldwater/North Sea type vessels that are operating in that region. But the vast majority of this vessel count is in sub-Saharan Africa, which is a very good market, and one that is, frankly, not as competitive – not as many OSV operators operating in the difficult regions of West Africa. So that’s one of the reasons that we have been there for as long as we have.

The second largest region for us is the Americas, and that includes North, Central, and South America. Folks may think that that’s dominated – those 66 vessels are dominated, possibly, in the Gulf of Mexico, and that’s not true. It’s actually the smaller of the subparts of this region. Much more dominated by our vessel count in Mexico and in Brazil, with a smaller count in the Gulf of Mexico, but still about 25% of our business there.

Middle East/North Africa accounts for 17%. And this is a growing region. Had you seen this slide four or five years ago, you would see a noticeably different number, a smaller number. This continues to expand as the offshore activity in this region expands.

And then, lastly, Asia-Pac, which for us is a very large geographic region. And again, people think more of Southeast Asia. For us that does include our operations in Australia, and that’s been a lot of big project work that kind of gets turned on and off at different points in time and can do some crazy things to the reported numbers for this Asia-Pac region, but it’s a viable region.

And it is a region to be perfectly honest and this isn’t new news that because so much of the capacity is being built in the Far East, they are the region that is burdened with more capacity to be either utilized in that region or moved out to other regions. And that has happened and hopefully will continue to happen.

We then look at this in a bit of a different way, and I’ll go through it. These are the same exact vessel numbers, but what we do is break it out to make sure people understand what Jeff talked about before – our new boats, old boats, and some more statistical information on our net book value. We’re today trading in the $32, $33 range. That’s about 60% on a price-to-book basis, which we think is quite ridiculous, but so be it. That’s where we are.

So people are asking me much more about, well, how do you feel about your net book value of your assets? We’ve done a lot of looking at that, and we feel very comfortable with the net book values of our assets. In fact, have done a review and feel like we are, well – the true value of individual vessels is nicely in excess of these net book values that values that you see. But in each of the regions we want to stress, one, again, you see just very, very limited numbers of traditional vessels in some of the regions of the world.

Again, as Jeff said, most of those vessels will be gone in the next couple of years, and they’re very minimal contributors today anyway. And as you look further and you can pick up or go to our website and see this presentation. If you want to focus in on those net book values, I think it’s worthy of a little more examination to determine exactly should we be trading at this kind of discount to book.

This is a summary of our build program. And our build program started in the year 2000. So this has been an extended period of time. We began that process with 500 or so aging vessels. They weren’t old, but they were aging. Since then we’ve, as we’ve already said, replaced virtually all of those older, traditional vessels. And this is what the new fleet looks like. 278 have been committed to. This is already reduced by a certain number of vessels, new vessels that were built, entered our fleet and then disposed of in some form or fashion. Many were sold into joint ventures that we own a portion of, things like that.

But we’ve invested $5 billion over the last 14 or so years. As Jeff mentioned, I think the key story with Tidewater now – investors that are familiar with Tidewater over the years have seen us continually reinvest in our business because we had to. We had to replace the earnings capacity of that old fleet.

We’re now at a stage with 30 boats under construction, which you’ll see in the next slide. But we don’t have to do anything else. So our CapEx number, that’s been a significant number to this Company over the last 10 years, is going to come down significantly, which is very, very important to understand.

So, again, the average age of this big fleet, with 248 in the water today, is 6.8 years old. Again, the more to come is 30 more. Might you see more on top of this? Possibly, but it would be under scenarios that would suggest that we got a very, very nice discount on the value of those vessels from a speculator that’s in trouble or whatever.

So we owe about –$600 million on these 30 vessels, to be paid over the next two years, primarily two years, the remainder of this fiscal year, which we have a March year-end. And next year is primarily that, and you’ll see that in a second.

The other point I make, and this is our three major classes of assets; deepwater PSVs, deepwater anchor handlers, and our towing supply fleet, which is our jackup support fleet. And when we talk about having a new fleet, I think it’s important at any point in time to take a snapshot and take a snapshot of several years ago. In this case, it’s about a 10-year look back to be able to compare how far this Company has gone, or how that $5 billion has been put to work, and how few old boats. It specifically shows up in the shallow water activity.

You see the vintage fleet back in March of 2005. We had 171 older towing supply vessels. And we did quite well with this fleet back during that time frame. You look today, and we have six in this category. And it’s because, as Jeff mentioned before, customers really don’t want older vintage equipment anymore.

And there is plenty enough of the new equipment available. So it is quite a look back to see exactly the transformation of this Company, because many people that have followed Tidewater for years and years still think of us as an old boat operator. And the reverse is absolutely true.

Here’s our CapEx. This is a summary of actual numbers for the past several years, and you can see specifically over the past five or so years that we’re averaging in the $500 million a year range, big, big CapEx numbers. I think, again, the important point that we make now is those 30 vessels, as they get delivered, this is the expected CapEx. The remainder or the full fiscal year that we’re already halfway through, we think it will be about $400 million this year, dropping to about the $250 million-ish range next year and down to $50 million the year after. So this is a big deal.

And the cash flows, no matter what the operating environment may be in cash flows generated by operations in the future, having reductions of CapEx to this significant amount is very, very important to appreciate.

A glimpse at our September balance sheet: $124 million of cash, debt of about $1.5 billion, and a net debt or a total debt to cap in the 33% to 35% range. We feel very comfortable with that level, and we don’t anticipate needing to go higher than that. And it’s not a desire on a long-term basis to go higher than that. I think being in that 30% to 35% range is a very manageable level through peaks and valleys, and knowing, once again, that our CapEx program is coming to a close, it should – this bodes very well.

And we still have, at the end of September, in excess of $700 million of ready liquidity. Most of that is the cash on the balance sheet plus our totally undrawn $600 million line of credit. If opportunities do present themselves, we can take advantage of it.

So we like where we are. We like what our balance sheet looks like. One of the questions we have is capital allocation. Okay. As you start generating free cash flow, where will it go? One place that we don’t think that it will go is with debt paydown. As Jeff said, we like where we are.

We have an average coupon of 4%, 4.5%. And you see here the debt maturities. We don’t have anything significant until fiscal 2019. So we have four to five years with virtually no debt maturity. And there’s no desire to pay off cheap debt early. So we don’t think that the free cash will go there. And I’ll circle back to that point in a second.

The history of solid earnings and returns, people, they kind of like this slide, because it is a perfect example of cycles. And, of course, the future is left to be played out, and we’ll see where that goes. But I think some of the important points on this is during this time frame, we have really been through two downcycles. One, which really is right at the beginning, post 9/11 of 2001 was a tough time. And I think we’re still, earning $1 a share back during that time frame.

And frankly, post-financial crisis, which was 2008, 2009, 2010, and 2011, that’s when it really hit the OSV side, that we’re earning still in excess of $2 per share. So this is a company that, again, with the balance sheet we have, with contract coverage and the new fleet, bodes well even through downturns and the upturns we’re very, very well-equipped for.

A quick look at utilizations and dayrates. The top slide is our four regions, all types of vessels, all mixed together. But what this basically shows you on a dayrate standpoint – I think the thing to note is each one of the lines, no matter what region you’re talking about, is at least flat and frankly trending upwards. And on the utilization side, you see, other than this one dip, and I’ll explain that in a second, all the utilizations of our active vessels are in the 80% to 90% range. That’s largely full utilization.

The only dip here was in the MENA region this past quarter. And we had some boats that finished their contracts, were entering new contracts, and had a little bit of a gap. We fully expect and in fact guided people that even in this December quarter that this line will go back above 80%.

We also provide a couple of slides on the two major classes of assets, deepwater PSVs and what they have done from a dayrate standpoint. Over time, this goes back to fiscal 2008; and utilization – the dotted line is utilization, and the number of boats. So when you look at the last upcycle, we had about 20 to 25 deepwater PSVs in the marketplace. Today we have 77.

If you remember my slide earlier that showed 30 more to come, 26 of those are deepwater PSVs. So this number will be around 100 in the very near future of deepwater PSVs. This past quarter we enjoyed 89% utilization and an average dayrate of over $30,000 a day. That’s pretty good numbers, considering what we’re all considering in the marketplace today.

On the shallow water side, the picture looks a bit different. You see again the number of new assets and these are only on new assets, no old ones are included in here. But back during the last peak, when dayrates did peak at $20,000 a day on average, we had about 50 of those.

Now we have in excess of 100, have a few more to come out that 30. But what you see is the average dayrate diminished after the financial crisis and the jackups came down and a slow movement recently up in dayrate to where we average $16,000 a day this past quarter. And, again, in excess of 80% for this entire group of assets, so a good exposure to both deep, mid-, and shallow water type assets.

And the last slide or two: we’re also in the subsea business. We invested in now eight ROVs. Two are still under construction that are in the water. We felt like it was a natural extension of Tidewater. These ROVs can work off of and are working off the back of our boats in all regions of the world.

We’ve actually seen in one recent case where we saw a pull through of – we got an ROV contract first, and it actually pulled a boat contract through. We wouldn’t have gotten the boat contract had it not been for the ROV. So that’s – they’ve have been a nice complement to each other. This is a small level of business so far. We expect to expand this over the next several years in kind of a slow disciplined way.

So here is where we are. The future, there’s nothing all that significant about the four points I’ll make here. We’re going to continue to concentrate on safety and compliance. We are going to have still a disciplined deployment of cash as we finish the fleet buildout and expand the ROV space.

You’re going to see the balance sheet remain solid, keep some flexibility. We believe over this market in the next year or so there will be opportunities to take advantage of maybe some assets here or there to obtain, and we may do that, given whatever discounts we may be able to get.

And I think the most important is returning capital to shareholders through dividends. We’ve been a long time dividend payer and opportunitic share repurchases. We have a $200 million share authorization. We have not announced publicly what we’re doing with that other than in our earnings call the last quarter. We said we have not purchased anything since then. I don’t have anything to provide as an update today, but stay tuned as we continue the consideration of the deployment of our free cash.

So with that, J.B., we’ve got a little bit of time for questions, if you have any.

Q&A

<Q – Unknown person>: The same question I’ve asked your colleagues. With this decline in oil prices and all of these rigs coming, as well as the OSVs coming, how do you see that playing out over the next few quarters? And I want to add to that a little bit in that there’s a big divergence in the forecasts for what will actually be delivered in both OSVs and in rigs versus what’s been ordered. So I’d love some insight on that as well.

<A – Joseph Bennett>: I’m not sure that our crystal ball is any clearer than anyone else’s. Jeff commented before about our belief that at least some of the OSVs may not be delivered. I think there is always conversation of delays at shipyards and that’s always the case, during good and bad times, there’s delays. We fully intend for the 30 boats that we have under construction to take delivery of those 30 vessels.

And the other thing that we have discussed openly for the past several years is we don’t predict working rig count. And we recognize it’s a key driver of our business. And what we have always said is, isn’t it great that there’s 250 rigs under construction, but the only thing that matters to the OSV space is how many of those will be incremental.

And I think with all the negative press that we all see every day of another rig being stacked, another rig being stacked – you know, Jeff’s comments that the working rig count has been stable. And I think most people, if they didn’t know that as a fact, would probably disagree and would say, oh, no, the working rig count has to have gone down.

Again, we read as much as we can and I think our prediction is that the working rig count will be stable to up – I think modestly up over the next year or so. And we all hope that these headwinds are going to be short-lived, short-lived meaning a year, year and a half, whatever. But no one knows the answer to that right now. If someone had the answer of exactly what oil prices are going to do, that will then dictate probably what E&P spending will do, which will dictate what the rig count will be.

But I think a good number of the rigs will be delivered. And I think we’ll see continued stackings of rigs and I think they’ll somewhat match each other. So you’ll see a stable to up a rig count. It’s interesting to look at – if you think about today’s market balance on the OSV side, you have a bifurcated market.

You got a deepwater market and a shallow water market. The deepwater market, as you saw before, is very tight. Utilization is good for most people. There’s some geographies that suffer a little bit at times, but overall good, solid balance. Those dayrates I showed you for deepwater PSVs, those are historical high dayrates. So it’s a good market.

You do have more newbuilds of deepwater PSVs to rigs. So if none of the floaters that get delivered are incremental, then we’re going to have probably a bit of an excess on the deepwater side. I think the macro view on the shallow water – while it’s not as balanced today, it’s not bad, but it’s got great, actually looks better in the future. There’s 150 jackups being built. Don’t know how many of those will be incremental, but there’s only about 125 or so shallow water boats being built.

And that’s where all the attrition that Jeff talked about – whatever old boats are left out there, they’re primarily shallow water. So the macro view, I think is better on the shallow water side as we view it today. But it will all be told by what that working rig count will ultimately be. I don’t know if I answered your question.

<<J.B. Lowe, Analyst, Cowen and Company>>

All right. I think that’s all the time we have. So thank you, Jeff and Joe.

<<Joseph M. Bennett, Executive Vice President and Chief Investor Relations Officer>>

Thanks, J.B.